                                                                      EXHIBIT 11

                DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                              Earnings Per Share
                    For the Six Months Ended June 30, 1998
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
                                                                                    Total Issued        Basic           Diluted
                                                                              Date    # Shares        Wtd. Avg.        Wtd. Avg.
                                                                          ---------------------------------------------------------
Shares issued January 1, 1998                                                1/1/98  10,718,867       10,718,867
Treasury Shares                                                              1/1/98    (233,259)        (233,259)
Shares issued 1/1/98 - 6/30/98                                              Various     918,625          570,993
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Basic weighted average shares                                               6/30/98  11,404,233       11,056,601       11,056,601
                                                                                     ===========================

Diluted:
--------
Common stock equivalents (scheduled below)                                                                                853,697
Convertible Preferred - original issuance                                                                                 642,857
Convertible Preferred - 12/31/96 dividend                                                                                   6,129
Convertible Preferred - 12/31/97 dividend                                                                                  46,607
                                                                                                                       ----------
                                                                                                                        1,549,290
                                                                                                                       ----------
Diluted weighted average shares                                                                                        12,605,891
                                                                                                                       ==========

Net Income (Loss) for the Six Months Ended June 30, 1998                                               ($667,826)       ($667,826)
                                                                                                       ==========================
Earnings (Loss) Per Share                                                                               $  (0.06)        $  (0.05)
                                                                                                       ==========================
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

                                               Schedule of Common Stock Equivalents
                                               ------------------------------------
                                                                                                                         Diluted
           Average share price during period           $10.6144                                         Diluted            Net
                                                                           Exercise    Assumed        Treas. Shs.         Add'l
               Stock options & warrants:                 Number              Price     Proceeds         Acquired          Shares
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
Bridge Warrants/Bank Warrants                            10,000              6.2500     62,500            5,888            4,112
Prudential Warrants                                      60,000             12.2500          0                0                0
Stock options  - Plan Year
                         1992                           290,001              2.2100    640,902           60,380          229,621
                         1992                             2,000              2.6250      5,250              495            1,505
                         1992                            96,709              0.9375     90,665            8,542           88,167
                         1992                           176,800              1.6875    298,350           28,108          148,692
                         1992                            15,300              1.9375     29,644            2,793           12,507
                         1992                             2,500              7.5000     18,750            1,766              734
                         1992                             1,500              8.6250     12,938            1,219              281
                         1992                             9,000              8.1250     73,125            6,889            2,111
                         1995                            25,500              6.2500    159,375           15,015           10,485
                         1995                            53,400              8.0000    427,200           40,247           13,153
                         1995                            59,939             10.6875    640,598           60,352             (413)
                         1995                           115,700              8.6250    997,913           94,015           21,685
                         1995                           102,000              1.9375    197,625           18,619           83,381
                         1995                           119,000              4.2500    505,750           47,647           71,353
                         1995                             6,000              5.3750     32,250            3,038            2,962
                         1995                            39,250              6.2500    245,313           23,111           16,139
                         1995                            18,700              8.0000    149,600           14,094            4,606
                         1995                             2,500             10.2500     25,625            2,414               86
                         1997                           271,100              7.4375  2,016,306          189,959           81,141
                         1997                           150,000              8.1875  1,228,125          115,703           34,297
                         1997                           220,061             10.6875  2,351,902          221,576           (1,515)
                         1997                           152,700              8.6258  1,317,160          124,092           28,608

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Total Common Stock Equivalents                        1,999,660                                                          853,697
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